Exhibit 13.2

Certification by the Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of Vantage Corp (the “Company”) for the year ended March 31, 2026, as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Lim Li Lian, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of her knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 27, 2026

/s/ Lim Li Lian
Name:	Lim Li Lian
Title:	Chief Financial Officer
(Principal Financial Officer)